Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL 2026 Q4 HIGHLIGHTS

•Net sales of $1,079.2 million increased 10.3% YoY (8.6% on an average daily sales basis)
•Operating income of $72.8 million, or $117.8 million on an adjusted basis1
•Operating margin of 6.7%, or 10.9% on an adjusted basis1
•Diluted EPS of $0.85 vs. $1.01 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.45 vs. $1.09 in the prior fiscal year quarter1

FISCAL 2026 HIGHLIGHTS

•Net sales of $4,009.7 million increased 6.4% YoY (6.0% on an average daily sales basis)
•Operating income of $320.6 million, or $379.3 million on an adjusted basis1
•Operating margin of 8.0%, or 9.5% on an adjusted basis1
•Diluted EPS of $3.98 vs. $3.57 in the prior fiscal year
•Adjusted diluted EPS of $4.69 vs. $3.76 in the prior fiscal year1
•Generated operating cash flow conversion2 of 139% and free cash flow conversion1 of 102% of net income

MELVILLE, N.Y. and DAVIDSON, N.C. (OCTOBER 22, 2026) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), (“MSC”, “MSC Industrial”, or the “Company,” “we”, “us”, or “our”) a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (“MRO”) products and services, today reported financial results for its fiscal 2026 fourth quarter and full year ended August 29, 2026.

Financial Highlights[3]	FY26 Q4		FY25 Q4		Change	FY26		FY25		Change
Net Sales	$1,079.2		$978.2		10.3%	$4,009.7		$3,769.5		6.4%
Income from Operations	$72.8		$84.3		(13.6)%	$320.6		$301.6		6.3%
Operating Margin	6.7%		8.6%			8.0%		8.0%
Net Income Attributable to MSC	$47.9		$56.5		(15.2)%	$222.6		$199.3		11.7%
Diluted EPS	$0.85	4	$1.01	5	(15.8)%	$3.98	4	$3.57	5	11.5%

Adjusted Financial Highlights[3]	FY26 Q4		FY25 Q4		Change	FY26		FY25		Change
Net Sales	$1,079.2		$978.2		10.3%	$4,009.7		$3,769.5		6.4%
Adjusted Income from Operations [1]	$117.8		$90.3		30.5%	$379.3		$315.8		20.1%
Adjusted Operating Margin [1]	10.9%		9.2%			9.5%		8.4%
Adjusted Net Income Attributable to MSC [1]	$81.5		$60.9		33.8%	$262.6		$210.0		25.0%
Adjusted Diluted EPS [1]	$1.45	4	$1.09	5	33.0%	$4.69	4	$3.76	5	24.7%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

[2] The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

3 In millions except percentages and per share data or as otherwise noted.
[4] Based on 56.1 million and 56.0 million weighted-average diluted shares outstanding for FY26 Q4 and FY26, respectively.
[5] Based on 55.9 million weighted-average diluted shares outstanding for FY25 Q4 and FY25.

Martina McIsaac, President and Chief Executive Officer, said, "We had a strong finish to fiscal 2026, with fourth quarter results exceeding our expectations and sales achieving record quarterly levels. Underpinning this performance was core customer growth of approximately 10%—our strongest in more than three years—and accelerating growth in National Accounts. These results provide further evidence that MSC is heading in the right direction, and that the changes we have made to drive profitable growth are taking hold.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	2

Rob Kuhns, Executive Vice President and Chief Financial Officer, added, "Average daily sales exceeded the high end of our guided range, driven by price benefits and stronger volumes that yielded year-over-year improvement of 8.6%. Further progress on our cost structure, combined with this better-than-expected growth, led to an adjusted operating margin of 10.9%—exceeding the high end of our outlook—and an adjusted incremental operating margin of roughly 27%.”

McIsaac concluded, "While we remain mindful of inflationary headwinds and tougher comparisons looking ahead, we are confident that profitable growth will remain the trend. Our strategic execution is building momentum as our end markets continue to improve. This positions MSC well entering fiscal 2027, as demonstrated by first-quarter sales trends showing low double-digit growth to date."

First Quarter Fiscal 2027 Financial Outlook
ADS Growth (YoY)	9.5% to 10.5%
Adjusted Operating Margin[1]	9.5% to 10.1%

Full-Year Fiscal 2027 Outlook for Certain Financial Metrics
•Depreciation and amortization expense of ~$100M-$105M
•Interest and other expense of ~$40M-$45M
•Capital expenditures of ~$90M-$100M
•Free cash flow conversion1 of ~80%-90%
•Effective tax rate of ~24.5%-25.5%

(1) Guidance provided is a non-GAAP financial measure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2026 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-888-506-0062 (U.S.) or 1-973-528-0011 (international) and providing the access code 287054.

An online archive of the broadcast will be available until November 5, 2026. The Company’s reporting date for the fiscal 2027 first quarter is scheduled for January 6, 2027.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
VP, Investor Relations & Business Development	VP, Communications & Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking, maintenance, repair and operations (MRO), and production fastener and hardware products and services. With approximately 2.5 million products, industry‑leading inventory management and supply chain solutions, and more than 80 years of experience, we help customers improve productivity, profitability, and operational performance.

Our team of over 7,000 associates partners closely with customers across industries to keep their operations running efficiently today while enabling them with insights and comprehensive solutions to continually rethink, retool, and optimize for a more productive tomorrow.

For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	3

“believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Balance Sheets
(In thousands)

	August 29, 2026	August 30, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$65,028	$56,228
Accounts receivable, net of allowance for credit losses	451,550	423,306
Inventories	688,738	644,090
Prepaid expenses and other current assets	114,097	102,930
Total current assets	1,319,413	1,226,554
Property, plant and equipment, net	339,023	346,706
Goodwill	723,977	723,702
Identifiable intangibles, net	69,919	85,455
Operating lease assets	50,761	52,464
Other assets	5,922	27,183
Total assets	$2,509,015	$2,462,064

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$317,191	$316,868
Current portion of operating lease liabilities	23,642	22,236
Accounts payable	237,978	225,150
Accrued expenses and other current liabilities	161,475	165,092
Total current liabilities	740,286	729,346
Long-term debt including obligations under finance leases	159,756	168,831
Noncurrent operating lease liabilities	27,605	30,872
Deferred income taxes and tax uncertainties	142,101	136,513
Other noncurrent liabilities	13,560	—
Total liabilities	$1,083,308	$1,065,562
Commitments and Contingencies
Shareholders’ Equity:
MSC Industrial Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,114,507	1,093,630
Retained earnings	450,238	432,622
Accumulated other comprehensive loss	(19,641)	(20,736)
Class A treasury stock, at cost	(119,454)	(117,363)
Total MSC Industrial shareholders’ equity	1,425,707	1,388,210
Noncontrolling interest	—	8,292
Total shareholders’ equity	1,425,707	1,396,502
Total liabilities and shareholders’ equity	$2,509,015	$2,462,064

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Income
(In thousands, except per share data)

	(Unaudited)
	Fiscal Quarters Ended		Fiscal Years Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Net sales	$1,079,162	$978,175	$4,009,703	$3,769,521
Cost of goods sold	640,579	583,196	2,370,450	2,233,386
Gross profit	438,583	394,979	1,639,253	1,536,135
Operating expenses	322,664	306,108	1,266,344	1,223,573
Restructuring and other costs	1,355	4,569	8,679	10,999
Asset impairment and related charges	41,774	—	43,664	—
Income from operations	72,790	84,302	320,566	301,563
Other income (expense):
Interest expense	(5,329)	(5,731)	(21,715)	(24,063)
Interest income	375	188	936	1,130
Other expense, net	(3,567)	(2,610)	(7,742)	(15,052)
Total other expense	(8,521)	(8,153)	(28,521)	(37,985)
Income before provision for income taxes	64,269	76,149	292,045	263,578
Provision for income taxes	16,330	20,015	72,135	65,742
Net income	47,939	56,134	219,910	197,836
Less: Net loss attributable to noncontrolling interest	—	(412)	(2,679)	(1,492)
Net income attributable to MSC Industrial	$47,939	$56,546	$222,589	$199,328
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$0.86	$1.01	$3.99	$3.57
Diluted	$0.85	$1.01	$3.98	$3.57
Weighted average shares used in computing net income per common share:
Basic	55,848	55,739	55,825	55,781
Diluted	56,095	55,890	55,990	55,894

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Comprehensive Income
(In thousands)

	(Unaudited)
	Fiscal Quarters Ended		Fiscal Years Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Net income, as reported	$47,939	$56,134	$219,910	$197,836
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(113)	1,161	1,444	707
Comprehensive income	47,826	57,295	221,354	198,543
Comprehensive income attributable to noncontrolling interest:
Net loss	—	412	2,679	1,492
Foreign currency translation adjustments	—	(228)	(349)	(299)
Comprehensive income attributable to MSC Industrial	$47,826	$57,479	$223,684	$199,736

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Cash Flows
(In thousands)

	Fiscal Years Ended
	August 29, 2026	August 30, 2025
Cash Flows from Operating Activities:
Net income	$219,910	$197,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,395	90,627
Amortization of cloud computing arrangements	1,399	1,790
Non-cash operating lease cost	24,166	24,472
Stock-based compensation	19,017	12,551
Loss on disposal of property, plant and equipment	1,005	1,957
Asset Impairment and related charges	43,664	—
Non-cash changes in fair value of estimated contingent consideration	(696)	293
Provision for credit losses	10,739	7,495
Expenditures for cloud computing arrangements	(5,107)	(4,688)
Deferred income taxes and tax uncertainties	7,768	(2,925)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(37,982)	(17,742)
Inventories	(46,679)	1,719
Prepaid expenses and other current assets	(8,844)	482
Operating lease liabilities	(24,323)	(23,819)
Other assets	13	350
Accounts payable and accrued liabilities	1,055	43,319
Total adjustments	86,590	135,881
Net cash provided by operating activities	306,500	333,717
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(81,344)	(92,840)
Cash used in acquisitions, net of cash acquired	(240)	(790)
Net proceeds from sale of property	1,057	30,336
Net cash used in investing activities	(80,527)	(63,294)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(13,967)	(39,317)
Payments of regular cash dividends	(194,338)	(189,650)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	4,014	4,253
Proceeds from exercise of Class A Common Stock options	—	8,123
Borrowings under credit facilities	406,000	253,498
Payments under credit facilities	(411,000)	(254,998)
Payments under Private Placement Debt	(100,000)	(20,000)
Proceeds from Private Placement Debt	100,000	—
Purchase of noncontrolling interest	(8,195)	—
Other, net	403	(5,481)
Net cash used in financing activities	(217,083)	(243,572)
Effect of foreign exchange rate changes on cash and cash equivalents	(90)	(211)
Net increase in cash and cash equivalents	8,800	26,640
Cash and cash equivalents—beginning of period	56,228	29,588
Cash and cash equivalents—end of period	$65,028	$56,228
Supplemental Disclosure of Cash Flow Information:
Net cash paid for income taxes	$77,907	$60,284
Cash paid for interest	$20,972	$23,891

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP incremental operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude asset impairments and related charges, restructuring and other costs, share reclassification litigation costs, employee retention credit (“ERC”) tax benefit, loss on sale of property (prior year), and tax effects, as well as free cash flow conversion, which is a measure calculated using free cash flow, which is a non-GAAP measure.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, capital expenditures and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Incremental Operating Margin and Adjusted Incremental Operating Margin

The Company defines Incremental Operating Margin as the change in year-over-year Income from Operations as a percentage of the change in year-over-year Net Sales and Adjusted Incremental Operating Margin as Incremental Operating Margin adjusted to exclude such items listed above from Income from Operations. The Company’s management believes that Incremental Operating Margin is useful because it shows the direction that operating profit margins are moving as a result of changes in net sales between periods, and that, by excluding the aforementioned items, Adjusted Incremental Operating Margin helps to show, on a comparable basis between periods, trends in the Company’s underlying business and results of operations. The Company believes that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure. FCF is used in addition to and in conjunction with results presented in accordance with GAAP, and FCF should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCF, which we reconcile to “Net cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. Management also views FCF, as a measure of the Company’s ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCF has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCF does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCF differently. Therefore, we believe it is important to view FCF as a complement to our entire consolidated statements of cash flows. FCF Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return. A reconciliation of cash provided by operating activities to FCF, operating cash flow conversion and FCF conversion for the fiscal quarters and years ended August 29, 2026 and August 30, 2025, respectively, is shown below.

•Results Excluding Asset Impairments and Related Charges, Share Reclassification Litigation Costs, ERC Tax Benefit, Restructuring and Other Costs, Loss on Sale of Property (prior year), and tax effects

In calculating certain non-GAAP financial measures, we exclude asset impairments and related charges, restructuring and other costs, share reclassification litigation costs, ERC tax benefit, loss on sale of property (prior year), and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarters and Years Ended August 29, 2026 and August 30, 2025
(dollars in thousands, except percentages)

	Fiscal Quarters Ended		Fiscal Years Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
(a) Net cash provided by operating activities	$80,965	$80,256	$306,500	$333,717
(b) Expenditures for property, plant and equipment	$(17,214)	$(21,731)	$(81,344)	$(92,840)
(a-b) = (c) Free cash flow	$63,751	$58,525	$225,156	$240,877
(d) Net income	$47,939	$56,134	$219,910	$197,836
(a)/(d) Operating cash flow conversion	169%	143%	139%	169%
(c)/(d) Free cash flow conversion	133%	104%	102%	122%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended August 29, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Asset Impairments and Related Charges	Adjusted Total MSC Industrial
Net Sales	$1,079,162	$—	$—	$—	$1,079,162

Cost of Goods Sold	640,579	—	—	—	640,579

Gross Profit	438,583	—	—	—	438,583
Gross Margin	40.6%	—%	—%	—%	40.6%

Operating Expenses	322,664	—	1,841	—	320,823
Operating Expenses as % of Sales	29.9%	—%	(0.2)%	—%	29.7%

Restructuring and Other Costs	1,355	1,355	—	—	—

Asset impairment and related charges	41,774	—	—	41,774	—

Income from Operations	72,790	(1,355)	(1,841)	(41,774)	117,760
Operating Margin	6.7%	0.1%	0.2%	3.9%	10.9%

Total Other Expense	(8,521)	—	—	—	(8,521)

Income before provision for income taxes	64,269	(1,355)	(1,841)	(41,774)	109,239

Provision for income taxes	16,330	(344)	(468)	(10,605)	27,747
Net income	47,939	(1,011)	(1,373)	(31,169)	81,492
Net loss attributable to noncontrolling interest	—	—	—	—	—
Net income attributable to MSC Industrial	$47,939	$(1,011)	$(1,373)	$(31,169)	$81,492

Net income per common share:
Diluted	$0.85	$(0.02)	$(0.02)	$(0.56)	$1.45

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended August 29, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	ERC Tax Benefit	Asset Impairments and Related Charges	Adjusted Total MSC Industrial
Net Sales	$4,009,703	$—	$—	$—	$—	$4,009,703

Cost of Goods Sold	2,370,450	—	—	—	—	2,370,450

Gross Profit	1,639,253	—	—	—	—	1,639,253
Gross Margin	40.9%	—%	—%	—%	—%	40.9%

Operating Expenses	1,266,344	—	6,381	—	—	1,259,963
Operating Expenses as % of Sales	31.6%	—%	(0.2)%	—%	—%	31.4%

Restructuring and Other Costs	8,679	8,679	—	—	—	—

Asset impairment and related charges	43,664	—	—	—	43,664	—

Income from Operations	320,566	(8,679)	(6,381)	—	(43,664)	379,290
Operating Margin	8.0%	0.2%	0.2%	—%	1.1%	9.5%

Total Other Expense	(28,521)	—	—	5,129	—	(33,650)

Income before provision for income taxes	292,045	(8,679)	(6,381)	5,129	(43,664)	345,640

Provision for income taxes	72,135	(2,196)	(1,614)	1,298	(11,072)	85,719
Net income	219,910	(6,483)	(4,767)	3,831	(32,592)	259,921
Net loss attributable to noncontrolling interest	(2,679)	—	—	—	—	(2,679)
Net income attributable to MSC Industrial	$222,589	$(6,483)	$(4,767)	$3,831	$(32,592)	$262,600

Net income per common share:
Diluted	$3.98	$(0.12)	$(0.09)	$0.07	$(0.58)	$4.69

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarters Ended August 29, 2026 and August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Asset Impairments and Related Charges	Adjusted Total MSC Industrial
Net Sales - quarter ended August 29, 2026	$1,079,162	$—	$—	$—	$1,079,162

Net Sales - quarter August 30, 2025	978,175	—	—	—	978,175

Income from Operations - quarter ended August 29, 2026	72,790	(1,355)	(1,841)	(41,774)	117,760

Income from Operations - quarter ended August 30, 2025	84,302	(4,569)	(1,450)	—	90,321

Incremental Operating Margin - quarter ended August 29, 2026	(11.4)%	(3.2)%	0.4%	41.4%	27.2%
*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Years Ended August 29, 2026 and August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Asset Impairments and Related Charges	Loss on Sale of Property	Adjusted Total MSC Industrial
Net Sales - year ended August 29, 2026	$4,009,703	$—	$—	$—	$—	$4,009,703

Net Sales - year ended August 30, 2025	3,769,521	—	—	—	—	3,769,521

Income from Operations - year ended August 29, 2026	320,566	(8,679)	(6,381)	(43,664)	—	379,290

Income from Operations - year ended August 30, 2025	301,563	(10,999)	(2,094)	—	(1,167)	315,823

Incremental Operating Margin - year ended August 29, 2026	7.9%	(1.0)%	1.8%	18.2%	(0.5)%	26.4%
*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	14

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$978,175	$—	$—	$978,175

Cost of Goods Sold	583,196	—	—	583,196

Gross Profit	394,979	—	—	394,979
Gross Margin	40.4%	—%	—%	40.4%

Operating Expenses	306,108	—	1,450	304,658
Operating Expenses as % of Sales	31.3%	—%	(0.1)%	31.1%

Restructuring and Other Costs	4,569	4,569	—	—

Income from Operations	84,302	(4,569)	(1,450)	90,321
Operating Margin	8.6%	0.5%	0.1%	9.2%

Total Other Expense	(8,153)	—	—	(8,153)

Income before provision for income taxes	76,149	(4,569)	(1,450)	82,168

Provision for income taxes	20,015	(1,254)	(399)	21,668
Net income	56,134	(3,315)	(1,051)	60,500
Net loss attributable to noncontrolling interest	(412)	—	—	(412)
Net income attributable to MSC Industrial	$56,546	$(3,315)	$(1,051)	$60,912

Net income per common share:
Diluted	$1.01	$(0.06)	$(0.02)	$1.09

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS	15

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Loss on Sale of Property	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$3,769,521	$—	$—	$—	$3,769,521

Cost of Goods Sold	2,233,386	—	—	—	2,233,386

Gross Profit	1,536,135	—	—	—	1,536,135
Gross Margin	40.8%	—%	—%	—%	40.8%

Operating Expenses	1,223,573	—	1,167	2,094	1,220,312
Operating Expenses as % of Sales	32.5%	—%	0.0%	(0.1)%	32.4%

Restructuring and Other Costs	10,999	10,999	—	—	—

Income from Operations	301,563	(10,999)	(1,167)	(2,094)	315,823
Operating Margin	8.0%	0.3%	0.0%	0.1%	8.4%

Total Other Expense	(37,985)	—	—	—	(37,985)

Income before provision for income taxes	263,578	(10,999)	(1,167)	(2,094)	277,838

Provision for income taxes	65,742	(2,781)	(295)	(530)	69,348
Net income	197,836	(8,218)	(872)	(1,564)	208,490
Net loss attributable to noncontrolling interest	(1,492)	—	—	—	(1,492)
Net income attributable to MSC Industrial	$199,328	$(8,218)	$(872)	$(1,564)	$209,982

Net income per common share:
Diluted	$3.57	$(0.15)	$(0.02)	$(0.03)	$3.76

*Individual amounts may not agree to the total due to rounding.